EXHIBIT 99.2




                   LOAN AND SECURITY AGREEMENT


                     Dated November 13, 1996


                         by and between
                    LYNTON JET CENTRE, INC.,
                    a New Jersey corporation,
                          as Borrower,


                               and


                   FINOVA CAPITAL CORPORATION
                            as Lender


                   LOAN AND SECURITY AGREEMENT

     AGREEMENT, dated as of November 13, 1996, by and between LYNTON JET CENTRE, INC., a New Jersey corporation ("Borrower"), having its principal place of business at 9 Airport Road, Morristown Municipal Airport, Morristown, New Jersey 07960; and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), having a place of business at 95 North Route 17 South, Paramus, New Jersey 07652.

                       W I T N E S S E T H :
     WHEREAS, Borrower has requested Lender to make a loan to Borrower and Lender is willing to make such loan to Borrower upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

              ARTICLE 1.   DEFINITIONS; CONSTRUCTION

     1.1  Certain Definitions.

     In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms have the following meanings, respectively, unless the context hereof otherwise clearly requires:

     "Affiliate Guarantor(s)" means Ramapo Helicopters, Inc., a
New York corporation, Lynton Aviation, Inc., a New Jersey corporation, Lynton Aviation Services, Inc., a New Jersey corporation, and LynStar Aviation, Inc., a New York corporation, each an affiliate of Borrower.

     "Agreement" means this Loan and Security Agreement as amended, modified or supplemented from time to time.

     "Assignment Agreement" means the Assignment Agreement (Contracts), in form and substance satisfactory to Lender, executed by Borrower, pursuant to which Borrower assigns to Lender and grants to Lender a first perfected Lien covering all Contracts (as defined in Paragraph 3.16 hereof).

     "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New Jersey or Arizona.

     "Closing Date" means the date on which the parties enter into this Agreement.

     "Collateral" means all assets of Borrower in which Borrower has granted or will grant a Lien to Lender, pursuant to this Agreement, the Mortgage, the Assignment Agreement or otherwise, including those assets described and defined as Collateral in
Section 6.1, Borrower's entire interest in the Premises under the DM Lease (except as set forth in the Mortgage), the Contracts and the Licenses.

     "Constituent Documents" means the certificate of incorporation, agreement of partnership or limited partnership, organizational agreement, operating agreement, by-laws, or such other similar document pursuant to which Borrower and/or
Guarantors and Lynton Properties were organized or their affairs are governed.

     "Default" means an event which with notice or lapse of time, or both, would constitute an Event of Default.

     "DM Lease" means the Amended and Restated Ground Lease Agreement dated December 7, 1984 between D.M. Airport Developers, Inc., as landlord and Linpro Morristown Airport Partners I, as tenant ("Original Tenant"), as amended by First Amendment to Amended and Restated Ground Lease dated July 16, 1985 and Second Amendment to Amended and Restated Ground Lease dated August 14, 1990, Original Tenant's entire right, title and interest therein being assigned to and assumed by Borrower, pursuant to the Assignment and Assumption of Ground Lease dated August 14, 1990 between Original Tenant, as assignor and Borrower, as assignee.

     "Disbursement Date" means the date on which all conditions to the Loan are satisfied by Borrower (which shall not be later than November 15, 1996) and the Loan proceeds are disbursed to Borrower or to other Persons at Borrower's direction.

     "EBITDA" means, for any period, on a stand-alone basis, Borrower's earnings before interest, taxes, depreciation and amortization of intangibles.

     "EBITDA Coverage Ratio" means, with respect to Borrower, on a stand-alone basis, as at any measurement date, for any period, the ratio of (a) the EBITDA of Borrower, to (b) the sum of
(i) interest expense, plus (ii) the current portion of Borrower's long term debt, plus (iii) the current portion of capitalized lease obligations.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Event of Default" means any of the Events of Default described in Section 7.1 hereof.

     "Executive Officer" means the President, the Chief Executive
Officer, or the Chief Financial Officer of Borrower elected from time to time.

     "GAAP" means generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which Borrower's independent certified public accountants concur), applied both to classification of items and amounts.

     "Guaranty(ies)" means the unconditional Guaranties of the Obligations of Borrower to Lender, executed by the Guarantors, each in form and substance satisfactory to Lender.

     "Guarantors" means the Parent Guarantor and the Affiliate
Guarantors.

     "Interest Rate" means the Index Rate plus four and one-half percent (4-1/2%). The "Index Rate" shall be the highest yield, as published in The Wall Street Journal, on the first (1st) Business Day preceding the Disbursement Date, for Treasury Notes having a maturity date on or closest to the Maturity Date. Interest shall be calculated on the basis of a year of 360 days and twelve months of thirty (30) days each and charged on a daily basis.

     "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any government or governmental agency.

     "Legal Requirements" means any and all present and future judicial, and administrative rulings or decisions, and any and all present and future federal, state, and local laws, ordinances, rules, regulations, permits and certificates, in each case, in any way applicable to Borrower (or the ownership or use of the Collateral or its other assets) and/or Guarantors and Lynton Properties, or this transaction.

     "Lien" means any mortgage, pledge, lien, security interest (including without limitation any conditional sale or other title retention agreement), grant of a leasehold, charge or other encumbrance of any nature whatsoever, and also means the filing of or the agreement to give any financing statement or analogous document under the UCC or analogous law of any jurisdiction.

     "Loan" has the meaning given to such term in Section 2.1 hereof.

     "Loan Documents" means this Agreement, the Note, the Guaranties, the Mortgage, the Assignment Agreement, the Subordination Agreements, the Environmental Certificate with Representations, Covenants and Warranties, the Insurance Letter and all other agreements, instruments and documents required to be, or which are, executed by Borrower or Guarantors or Lynton Properties in connection with this Agreement or the Loan (as the same may from time to time be amended, modified or supplemented).

     "Lynton Properties" means Lynton Properties, Inc., a New
Jersey corporation.

     "Maturity Date" has the meaning given to that term in
Section 2.7.2 hereof.

     "Mortgage" means the Leasehold Mortgage, in form and substance satisfactory to Lender, executed by Borrower, pursuant to which Borrower will grant to Lender a first priority Lien on and mortgage covering all of Borrower's real property interests and improvements at the Premises, including, its interest as lessee under the DM Lease (except as otherwise provided in the Mortgage) and its interest as lessor under the subleases with Borrower's tenants.

     "Note" means the promissory note of Borrower executed and delivered by Borrower under this Agreement, in substantially the form annexed hereto as Exhibit A with the blanks appropriately filled in.

     "Obligations" means all of the indebtedness, liabilities and obligations of every kind and nature of Borrower to Lender, whether now existing or hereafter arising, whether or not currently contemplated, howsoever arising, including, without limitation, all indebtedness, liabilities and obligations arising under, in connection with or evidenced by this Agreement, the Note, the other Loan Documents, or otherwise.

     "Office", when used in connection with Lender, means its office located at 95 North Route 17 South, Paramus, New Jersey
07653, or such other office of Lender as may be designated in writing from time to time by Lender to Borrower.

     "Parent Guarantor" means Lynton Group, Inc., a Delaware corporation, and the owner of all of the issued and outstanding shares of stock of Borrower.

     "Person" means an individual, corporation, national banking association, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

     "Plan" means any employee benefit plan which is covered by ERISA and which is maintained by Borrower or, in the case of a plan to which more than one employer contributes, to which Borrower made contributions at any time within the five plan years preceding the date of termination.

     "Premises" means the premises demised and leased under the DM Lease, excluding the premises demised by Borrower pursuant to a certain Ground Lease Agreement between Borrower and Lynton
Properties, Inc. dated June 21, 1994.

     "Subordination Agreement(s)" means the Subordination Agreements, each in form and substance satisfactory to Lender, executed by Lynton Properties and the Guarantors, pursuant to which all of the indebtedness, liabilities and obligations of Borrower to Lynton Properties and the Guarantors are subordinated to the due payment and performance of the Obligations, to the extent set forth in the Subordination Agreements.

     "Subordinated Debentures" means the 10% Senior Subordinated
Convertible Debentures due December 31, 1998 issued by Parent
Guarantor in the original aggregate face principal amount of $2,500,000.

     "Subordinated Debenture Documents" means the Indenture dated as of December 21, 1993 between Parent Guarantor and American Stock Transfer & Trust Company, as Trustee, the Subordinated Debentures and all agreements, instruments and documents executed in connection therewith, as the same have been amended, modified or supplemented.

     "Tangible Net Worth" means, with respect to Borrower, on a stand-alone basis, (a) the excess of the total assets of Borrower over its total liabilities computed in accordance with GAAP, minus (b) all intangible assets of Borrower, including, without limitation, goodwill, tradenames, trademarks, patents and copyrights, but excluding debt acquisition costs.

     "Term" means the period beginning on the Disbursement Date and ending on the Maturity Date.

     "UCC" means the Uniform Commercial Code as adopted in the State of New Jersey.

     1.2  General Interpretive Principals.

     For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:

                 (i) any pronoun used shall be deemed to cover both gender forms as well as the neuter form;

                (ii) all references to the plural shall include the singular, the singular the plural and the part the whole;

               (iii)  the word "or" has the inclusive meaning
frequently identified by the phrase "and/or";

                (iv)  accounting terms not otherwise defined
herein have the meanings assigned to them in accordance with GAAP;

                 (v)  the words "herein", "hereunder" and
"hereof" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

                (vi)  references herein to "Articles",
"Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (vii) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

              (viii)  the term "include" or "including" shall
mean, without limitation, by reason of enumeration; and

                (ix)  the term "satisfactory to Lender" or
"satisfaction of the Lender" or "satisfaction to counsel" or other similar terms means satisfactory to Lender or its counsel in its sole and absolute discretion.

                       ARTICLE 2. THE CREDIT

     2.1  The Loan.

     Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Lender agrees to make a Loan to Borrower in the principal amount of Four Million
Dollars ($4,000,000) (the "Loan").

     2.2  Use of Proceeds.

     The proceeds of the Loan shall be used by Borrower solely for the following purposes: (a) $3,500,000 to repay all of Borrower's remaining indebtedness to H.M. Holdings, Inc. ("HM"), and (b) $500,000 for Borrower's working capital.

     2.3  The Note.

     The obligation of Borrower to repay the Loan and to pay interest thereon shall be evidenced by the Note. The Note shall be dated the Closing Date and shall be executed by Borrower and delivered to Lender on the Closing Date.

     2.4  Disbursement.

     Subject to the conditions set forth herein, Lender shall, on the Disbursement Date, credit, by wire transfer, the amount of the Loan to the account of Borrower or the Person or Persons specified in writing by Borrower.

     2.5  Loan Account.

     Lender shall maintain a loan account on its books in the name of Borrower for the Loan in which will be recorded all payments of principal thereof and all accruals and payments of interest thereon. The entries in the loan account (in the absence of error in the making thereof) shall be conclusive evidence of the outstanding principal thereof and accrued interest thereon from time to time. Lender shall provide Borrower with statements of said account from time to time on request.

     2.6  Interest Rates.

          2.6.1  Interest Prior to Maturity.  Prior to maturity
(whether by acceleration or otherwise) the unpaid principal amount of the Loan shall bear interest at the Interest Rate.

          2.6.2 Interest After Maturity. Commencing with the day after the principal amount of any part of the Loan shall have become due and payable (by acceleration or otherwise), such part of the Loan or the entire Loan (as the case may be) shall bear interest at the daily rate of four percent (4%) per annum above the Interest Rate (the "Default Rate").

          2.6.3 Maximum Rate. Lender and Borrower intend the Loan Documents to comply in all respects with all provisions of Law and not to violate, in any way, any legal limitations on interest charges. Accordingly, if, for any reason, Borrower is required to pay, or has paid, interest at a rate in excess of the highest rate of interest which may be charged by Lender or which Borrower may legally contract to pay under applicable law (the "Maximum Rate"), then the Interest Rate shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, and interest payable hereunder shall be computed and paid at the Maximum Rate and the portion of all prior payments of interest in excess of the Maximum Rate shall be deemed to have been prepayments of the outstanding principal of the Loan and applied to the installments in the inverse order of their maturities.

     2.7  Payments.

          2.7.1 Time; Place; Manner. All payments to be made in respect of principal, interest, or other amounts due from Borrower hereunder or under the Note shall become due at 3:00 p.m., New Jersey time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to Lender in lawful money of the United States of America in immediately available funds.

          2.7.2 Payments of Principal and Interest. The Loan, together with interest thereon at the Interest Rate, shall be repaid in ninety-six (96) equal consecutive monthly payments consisting of (a) principal and interest calculated at the Interest Rate each in an amount which will fully amortize sixty-five percent (65%) of the Loan at the Interest Rate over the Term plus (b) interest on thirty-five percent (35%) of the Loan calculated at the Interest Rate. The remaining unpaid principal balance of the Loan, plus all accrued and unpaid interest on the Loan calculated at the Interest Rate shall be payable with the ninety-sixth (96th) payment on the Maturity Date. The first such monthly payment of principal and interest shall be due and payable on the first day of the second month succeeding the Disbursement Date and the payments shall continue on a like day in each and every month thereafter through and including the Maturity Date; provided that (i) if the Disbursement Date is the first day of a month, the first such monthly payment of principal and interest shall be due on the first day of the immediately succeeding month, and (ii) if the Disbursement Date is not the first day of the month, Borrower shall pay, on the first day of the month immediately succeeding the Disbursement Date, interest only, at the Interest Rate, from the Disbursement Date to the last day of the month in which the Disbursement Date occurs.
Lender shall compute the amount of each payment and advise
Borrower of such amount. Each monthly payment shall be applied, first to fees, costs and charges, if any, owing to Lender, then to interest as may be due hereunder, and the balance of such payment shall be applied to the principal balance of the Loan.
The entire unpaid principal balance which was not payable earlier, whether due to regularly scheduled payments, acceleration or otherwise, together with any unpaid interest, fees, costs and charges shall be due and payable on the Maturity
Date.  The Maturity Date shall be the date that the ninety-sixth
(96th) consecutive monthly installment is scheduled to be due.
After the maturity of all or any part of the Loan (by acceleration or otherwise), interest on the Loan or such part thereof shall be due and payable at the Default Rate on demand.

          2.7.3 Net Payments. All payments hereunder and under the Note shall be made by Borrower to Lender without defense, set-off, claim or counterclaim and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges or withholdings whatsoever imposed, assessed, levied or collected by or for the benefit of any jurisdiction or taxing authority. In addition, Borrower shall pay any and all taxes (stamp or otherwise) payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note and the other Loan Documents and on all payments to be made by Borrower hereunder and under the Note and the other Loan Documents (other than the Lender's income taxes) and all taxes payable in connection with or related to the Collateral.

     2.8  Prepayments.

     So long as there is no Default or Event of Default hereunder or under any of the other Loan Documents, Borrower shall have the right, upon not less than ten (10) days prior written notice to Lender, on any regularly scheduled payment date, to prepay the outstanding principal balance of the Loan in whole, but not in part, provided that Borrower shall pay to Lender, together with the principal balance of the Loan, (i) all accrued and unpaid interest on the amount prepaid through the date of prepayment,
(ii) all outstanding fees, charges and other amounts then due under the Loan Documents, and (iii) a prepayment fee in an amount equal to the product of (A) the outstanding principal balance of the Loan at the time of prepayment, times (B) the applicable percentage set forth opposite the year of the Term in which the prepayment is made, as set forth below:

        Year of Term of Loan in
        Which Prepayment is Made          Percentage

               1                             3%
               2                             3%
               3                             2%
               4                             2%
               5                             1%
               6 and thereafter              0%

Any acceleration of the Loan as a consequence of the occurrence of an Event of Default shall be presumed to be a mechanism to avoid the requirements of this provision and shall be deemed a prepayment and subject to the appropriate prepayment premium set forth above, in addition to all other amounts otherwise due under this Agreement and the other Loan Documents; provided that the administrative costs set forth in Section 2.9 hereof shall not be due.

     2.9  Administrative Costs.

     If Borrower shall fail to make any payment of principal or interest within twelve (12) days after the same is due, Borrower shall pay a late charge of five percent (5%) of the unpaid amounts, but in no event greater than the maximum rate permitted by law, and such amount shall be payable upon demand. Such payment is not interest for the use of money, but is solely to cover Lender's administrative costs occasioned by such delay.

            ARTICLE 3.  REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender that:

     3.1  Organization and Qualification.

     Borrower is duly organized, validly existing and in good standing as a corporation under the Laws of the State of New Jersey with full power and authority to own its properties and to transact its business as now transacted and as contemplated to be transacted. Borrower is qualified and in good standing to transact business in each jurisdiction where the ownership of its properties or the transaction of its business requires such qualification. Each Guarantor and Lynton Properties is duly organized, validly existing and in good standing as a corporation under the Laws of the State of its incorporation with full power and authority to own its properties and to transact its business as now transacted and as contemplated to be transacted. Each Guarantor and Lynton Properties is qualified and in good standing to transact business in each jurisdiction where the ownership of its properties or the transaction of its business requires such qualification.

     3.2  Authority and Authorization.

     Borrower has full power and authority to execute, deliver and carry out the provisions of this Agreement, the Note and the other Loan Documents to which it is a party, to borrow hereunder and under the other Loan Documents and to create the Liens provided for herein, and to perform its obligations hereunder and thereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part. Each Guarantor and Lynton Properties has full power and authority to execute, deliver and carry out the provisions of its Guaranty and the other Loan Documents to which it is a party and to perform its obligations thereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part.

     3.3  Execution and Binding Effect.

     This Agreement, the Note and the other Loan Documents have been duly and validly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their respective terms. The Guaranties and the other Loan Documents executed by Guarantors have been duly and validly executed and delivered by the Guarantor party thereto and each constitutes the legal, valid and binding obligation of such Guarantor, enforceable in accordance with their respective terms. The Subordination Agreement and the other Loan Documents executed by Lynton Properties have been duly and validly executed and delivered by Lynton Properties and each constitutes the legal, valid and binding obligation of Lynton Properties, enforceable in accordance with their respective terms.

     3.4  Authorizations and Filings.

     Except for the filing of UCC financing statements and the recordation of the Mortgage with the Clerk of Morris County, New Jersey, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental authority is or will be necessary in connection with the execution and delivery of this Agreement, the Note, the Guaranties, the Mortgage, the Subordination Agreements, the other Loan Documents or the consummation by Borrower, Guarantors and Lynton Properties of the transactions herein and therein contemplated, or performance by Borrower, Guarantors and Lynton Properties of or compliance by Borrower, Guarantors and Lynton Properties with, the terms and conditions hereof or thereof.

     3.5  Absence of Conflicts.

     Neither the execution and delivery of this Agreement, the Note, the Guaranties or the other Loan Documents, nor consummation of the transactions herein or therein contemplated nor performance of, or compliance with the terms and conditions hereof or thereof will (a) result in any violation or breach of
(i) the provisions of Borrower's or any Guarantor's or Lynton Properties's Constituent Documents, or (ii) any Law, or the order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or Guarantors or Lynton Properties, or any of their respective properties, or (iii) any agreement, bond, note, instrument or indenture to which Borrower or any Guarantor or Lynton Properties is a party or pursuant to which any of their respective properties are affected, or
(b) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of Borrower or Guarantors or Lynton Properties, except for the Lien created by this Agreement.

     3.6  Financial Statements.

     Borrower and Parent Guarantor have heretofore furnished to Lender certain historical financial statements (the "Financial Statements") and projected pro forma financial information (the "Financial Information"). Such Financial Statements (including the notes thereto) present fairly the financial condition of Borrower and the Parent Guarantor as of the dates of the balance sheets contained therein, and the results of their respective operations for the periods then ended, all in conformity with GAAP on a basis consistent with that of Financial Statements for corresponding prior periods. The Financial Information presents to the best of Borrower's knowledge and belief the expected financial results for the periods projected and include estimates and assumptions considered reasonable at the time these forecasts were made. Except as disclosed therein, neither Borrower nor Guarantors nor Lynton Properties have any material contingent liabilities (including liabilities for taxes), unusual forward or long-term material commitments or unrealized or anticipated losses from unfavorable commitments.

     3.7  No Defaults.

     There is no Default under the Loan Documents.

     3.8  Litigation.

     There is no pending or threatened claim or proceeding by or before any court or governmental agency against or affecting Borrower or Guarantors or Lynton Properties which, if adversely decided would have a material adverse effect on the business, operations or financial condition of Borrower or Guarantors or Lynton Properties or on the ability of Borrower or Guarantors or Lynton Properties to perform their respective obligations under this Agreement, the Note or the other Loan Documents or on the Collateral.

     3.9  Title to Collateral.

     Borrower has good title to all of its assets, including, without limitation, the Collateral and all assets reflected in the most recent balance sheet referred to in Section 3.6 hereof, free and clear of all Liens covering the Collateral, other than the Liens granted hereunder to Lender covering the Collateral, which are and will at all times be first perfected Liens covering the Collateral, except Permitted Liens.

     3.10  Taxes.

     All tax returns required to be filed by Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, incomes, sales or franchises which are due and payable have been paid.

     3.11  Financial Accounting Practices.

     Borrower makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect Borrower's transactions and dispositions of its assets.

     3.12  Power To Carry On Business.

     Borrower, Guarantors and Lynton Properties have all requisite power and authority to own and operate their respective properties and to carry on their businesses as now conducted and as presently planned to be conducted.

     3.13  No Material Adverse Change.

     Since the date of the Financial Statements referred to in
Section 3.6, there has been no material adverse change in the business, operations or financial condition of Borrower or Guarantors or Lynton Properties.

     3.14  Compliance with Laws.

     Neither Borrower nor Guarantors nor Lynton Properties are in violation of any Law, except for violations which in the aggregate do not have a material adverse effect on the business, operations or financial condition of Borrower or any Guarantor or Lynton Properties or on the Collateral.

     3.15  Licenses.

     There are no licenses, permits, waivers, exemptions, authorizations, consents or approvals required by any governmental agencies or others for Borrower to own and/or operate Borrower's business as presently conducted and presently contemplated to be conducted ("Licenses").

     3.16  Contracts.

     Borrower has delivered to Lender true and correct copies of all agreements and contracts entered into in connection with the operation of its business ("Contracts"), including the Exxon Avitat Agreement effective November 1, 1994, entered into with Exxon Corporation. Borrower is in compliance with all of the terms and conditions of the Contracts. To the best of Borrower's knowledge, no other party to any of the Contracts is in default thereunder.

     3.17  Leases.

     Borrower has delivered to Lender true and correct copies of the DM Lease, the Lease between DM and The Town of Morristown, New Jersey (the "Morristown Lease") and all leases with subtenants of Borrower (collectively, the "Leases"). The DM Lease grants Borrower the right to possess the Premises and to operate its business at the Premises for the entire term set forth therein. Borrower is in compliance with all of the terms and conditions of the DM Lease and all other such leases. To the best of Borrower's knowledge, no other party to any such leases (including, without limitation, DM) is in default under any such lease.

     3.18  Compliance with Agreements.

     Neither Borrower nor any Guarantor nor Lynton Properties is in default under any agreement, bond, note, indenture or contract, except for defaults which in the aggregate do not have a material adverse effect on the business, operation or financial condition of Borrower or any Guarantor or Lynton Properties or on the Collateral.

     3.19  Accurate and Complete Disclosure.

     No representation or warranty made by Borrower in this Agreement and no statement made by Borrower or any Guarantor or Lynton Properties in the Financial Statements furnished pursuant to Section 3.6 hereof or otherwise, or any certificate, report, exhibit or document furnished by Borrower or any Guarantor or Lynton Properties to Lender pursuant to or in connection with this Agreement or the Loan is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).

     3.20  Regulations G and U.

     Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock", as such term is used in Regulations G or U promulgated by the Board of Governors of the Federal Reserve System as amended from time to time. No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any "margin stock". Borrower does not own any "margin stock".

     3.21  Perfection.

     Except for the filings under Article 9 of the UCC specified in Section 4.7 hereof (and continuation statements at periodic intervals) and the recordation of the Mortgage with the Clerk of Morris County, New Jersey, no further filing or recording is necessary under the UCC or under any other Laws of any jurisdiction, in order to perfect in all applicable jurisdictions the Liens of Lender in the Collateral. Upon such filings, Lender will be granted a first perfected Lien covering the Collateral. There are no other Liens covering the Collateral.

     3.22  Place of Business.

     Both the place of business (or chief executive office if there is more than one place of business) of Borrower and the place where it keeps its corporate records concerning the Collateral and all of its interest in, to and under this Agreement are located at the address set forth at the beginning of this Agreement.

     3.23  Location of Collateral.

     For all purposes, including, without limitation, perfection of security interests therein under Article 9 of the UCC, the Collateral is deemed located and at all times shall be located at the Premises.

                 ARTICLE 4.  CONDITIONS OF LENDING

     The obligation of Lender to make the Loan hereunder is subject to the accuracy in all material respects, as of the date hereof and the Disbursement Date, of the representations and warranties herein contained, to the performance by Borrower of its obligations to be performed hereunder on or before such Disbursement Date and to the satisfaction of the following further conditions. If all conditions contained herein are not satisfied by November 15, 1996, Lender shall have no obligation whatsoever to make the Loan and shall have no liability for its refusal to do so.

     4.1  Representations and Warranties.

     The representations and warranties contained in Article 3 hereof shall be true on the Closing Date and on and as of the Disbursement Date with the same effect as if made on and as of such date, and on such dates no Default or Event of Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan.

     4.2  Corporate Action.

     On the Closing Date, Borrower shall deliver to Lender a certificate in form and substance satisfactory to Lender, dated the Closing Date, signed by a duly authorized officer of Borrower, certifying as to (a) true copies of the Constituent Documents of Borrower and Parent Guarantor, all as in effect on such date, (b) true copies of all action taken by Borrower, Guarantors and Lynton Properties relative to this Agreement, the Note and the other Loan Documents, and (c) the names, true signatures and incumbency of the officer or officers of Borrower, Guarantors and Lynton Properties authorized to execute and deliver this Agreement, the Note and the other Loan Documents on behalf of Borrower, Guarantors and Lynton Properties (and Lender may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to Lender). Borrower shall also deliver to Lender good standing certificates for Borrower and Parent Guarantor issued by the Secretary of State of its State of incorporation and each state in which it is required by Law to be qualified.

     4.3  Opinion of Counsel.

     On the Closing Date, Lender shall have received a favorable written opinion of counsel for Borrower, Guarantors and Lynton Properties, dated the Closing Date and in form and substance satisfactory to Lender and its counsel, Winick & Rich, P.C.

     4.4  No Change of Law or Facts.

     No change shall have occurred after the date of execution and delivery of this Agreement in applicable Law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Lender or its counsel, would make it illegal for Lender to acquire the Note, make the Loan, or otherwise to participate in the Loan, nor shall any facts come to the attention of Lender, concerning Borrower, its business or financial condition which, in the opinion of Lender would increase the risk to Lender of repayment of the Loan by Borrower.

     4.5  Documents.

     The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall be in form and substance satisfactory to Lender and its counsel and shall be in full force and effect on the Closing Date and on the Disbursement Date, and an executed counterpart of each thereof shall have been delivered to Lender and its counsel:

          4.5.1  this Agreement;
          4.5.2  the Note;
          4.5.3  the Guaranties;
          4.5.4  the Mortgage;
          4.5.5  the Assignment Agreement;
          4.5.6  insurance certificates or policies of
                 insurance evidencing the coverages required by Section 5.3 hereof;
          4.5.7  the Subordination Agreements; and
          4.5.8  all other Loan Documents, if any.

     4.6  Collateral.

     Borrower shall provide to Lender a complete description of the Collateral, together with evidence, in form and substance satisfactory to Lender in its sole discretion, that Borrower owns legal title to the Collateral, free and clear of all Liens.

     4.7  Financing Statements.

     On the Closing Date, UCC financing statements covering the security interest created by this Agreement in the Collateral shall have been duly filed in the office of the Secretary of State of the State where the Collateral is located (i.e. New Jersey) and in all other places as, in the opinion of Lender, or its counsel, are necessary or desirable to perfect such Liens.

     4.8  Licenses and Permits.

     All appropriate action shall have been taken prior to the Closing Date in order to permit consummation of the transactions contemplated herein and hereby and enforcement of all of the terms hereof and thereof, and all licenses, permits, waivers, exemptions, authorizations and approvals required (or, in the opinion of Lender or its counsel, advisable) to be in effect on the Closing Date shall have been issued and shall be in full force and effect on such date, and copies thereof shall have been delivered to Lender.

     4.9  Subordinated Debenture Documents.

          4.9.1 Borrower shall have delivered to Lender true and correct copies of the Subordinated Debenture Documents, the terms of which shall be satisfactory to Lender, together with a certificate executed by the Trustee thereof to the effect that Parent Guarantor is in compliance with all of the terms and conditions thereof.

          4.9.2 HM shall have surrendered its entire equity interest in Parent Guarantor and agreed to reduce the indebtedness of Borrower and Parent Guarantor to HM to $3,500,000
(the "Stage One Restructuring"), which sum will be repaid in full from the proceeds of the Loan.

          4.9.3 Borrower shall have delivered to Lender evidence satisfactory to Lender that Paul R. Dupee, Jr. ("Dupee") is the beneficial holder of the face amount of $445,000 of principal of the Subordinated Debentures, and Nigel D. Pilkington ("Pilkington") is the beneficial holder of the face amount of $620,000 of principal of the Subordinated Debentures, and a true and correct copy of the agreement executed by Parent Guarantor with Dupee and Pilkington, pursuant to which they agree to redeem all of their Subordinated Debentures in exchange for issuance by Parent Guarantor to them of common stock of Parent Guarantor (the "Stage Two Restructuring"), following consummation of the Stage One Restructuring, together with evidence that such individuals have the authority and power to enter into such agreement and that such agreement is enforceable.

          4.9.4 Borrower shall have delivered to Lender evidence satisfactory to Lender that Borrower has redeemed not less than $540,000 of principal of the Subordinated Debentures, and that such redemption, together with the redemption under the Stage Two Restructuring satisfies the sinking fund obligations of Borrower under the Subordinated Debenture Documents for calendar years 1996 and 1997, except for approximately $62,000.

     4.10 Other Matters.

          4.10.1  Lender shall have received all other
agreements, instruments, financing statements, certificates, waivers, searches, releases, searches, terminations, reports, confirmations, corporate or other action, opinion letters, evidence of delivery and acceptance of the Collateral, evidence of payment of obligations, evidence of ownership of the Collateral and all other agreements, instruments and documents as Lender or its counsel shall have requested (each in form and substance satisfactory to the Lender and its counsel), including, without limitation, certificates of incorporation and by-laws, UCC-1 financing statements, acknowledgments from other lenders, copies of the DM Lease, the Morristown Lease and all other Leases relating to the Premises, copies of all Contracts, copies of all Licenses, Environmental Certificate with Representations, Covenants and Warranties, title insurance reports and policies, lien waivers, credit references, consents, approvals, authorization to date documents, casualty and liability insurance policies and endorsements related to such insurance, satisfactory environmental audits and other environmental information and certificates, appraisals, surveys and financial statements and other financial information.

          4.10.2 There shall be no Default hereunder or under the other Loan Documents.

          4.10.3 All legal matters incident to the Loan shall be satisfactory to Lender and its counsel.

                       ARTICLE 5.  COVENANTS

     Borrower covenants that from and after the date hereof and until payment in full of the Note and interest thereon and all other amounts due from Borrower hereunder or under the Note or the other Loan Documents, unless Lender shall otherwise consent in writing:

     5.1  Reporting and Information Requirements.

          5.1.1 Annual Consolidated Financial Statements. As soon as practicable, and in any event within one hundred five
(105) days after the close of each fiscal year of the Parent Guarantor, Borrower shall furnish to Lender Parent Guarantor's annual consolidated audit reports for such year on a consolidated basis, including audited consolidated statements of income, retained earnings and changes in financial position of Parent Guarantor for such fiscal year and audited consolidated balance sheets of Parent Guarantor as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year where such presentation is appropriate under GAAP, certified by Grant Thornton LLP or other independent certified public accountants of recognized standing selected by Parent Guarantor and reasonably satisfactory to Lender, together with (or included in such certification) a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as they considered necessary in the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the consolidated financial position of Parent Guarantor as of the end of such fiscal year and the results of their consolidated operations and the changes in their consolidated financial position for the fiscal year then ended, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur). All such financial statements shall be in form satisfactory to Lender.

          5.1.2 Annual Stand-Alone Financial Statements. As soon as practicable, and in any event within one hundred five
(105) days after the close of each fiscal year of Borrower, Borrower shall furnish to Lender, a copy of its unaudited stand-alone financial statements of the type described in Section 5.1.1 above, certified by the Chief Financial Officer of Borrower or if Borrower chooses, audited, as set forth in Section 5.1.1 above.
All such financial statements shall be in form satisfactory to Lender.

          5.1.3  Quarterly Financial Statements.  Within fifty
(50) days after the end of each of the first three fiscal quarters of each fiscal year, Borrower and Parent Guarantor shall furnish to Lender, a copy of their respective interim financial statements of the type described in Section 5.1.1 above, certified by the Chief Financial Officer of Borrower or if Borrower chooses, audited, as set forth in Section 5.1.1 above. All such financial statements shall be in form satisfactory to Lender.

          5.1.4 Further Requests. Borrower will promptly furnish to Lender such other information (financial or otherwise) concerning Borrower, its assets or the Collateral as Lender may reasonably request from time to time.

          5.1.5 Compliance Certificates. At the same time Borrower delivers the financial statements required under the provisions of paragraphs 5.1.1 and 5.1.2, Borrower shall furnish to Lender a certificate of an Executive Officer to the effect that no Default or Event of Default exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with Paragraph 5.14 hereof.

          5.1.6 Notice of Event of Default. Promptly upon becoming aware of any Default or Event of Default, Borrower shall give Lender notice thereof, together with a written statement of a Chief Executive Officer of Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by Borrower.

          5.1.7 Notice of Material Proceedings. Promptly upon becoming aware thereof Borrower shall give Lender written notice of the commencement, existence or threat of any proceeding by or before any court or administrative agency against or affecting Borrower, Guarantors, Lynton Properties, or the Collateral which, if adversely decided, would have a material adverse effect on the business, operations or financial condition of Borrower or Guarantors or Lynton Properties or on the ability of Borrower or Guarantors or Lynton Properties to perform their obligations under this Agreement, the Note, or the other Loan Documents or on the Collateral.

          5.1.8 Visitation. Borrower shall permit such persons as Lender may designate to visit and inspect the Collateral and to examine the books and records of Borrower and take copies and extracts therefrom, and to discuss its affairs with officers of Borrower and its independent accountants, at such reasonable times and as often as Lender may reasonably request; provided that, so long as there is no Event of Default, such visitations and examinations shall be upon prior notice to Borrower, during normal business hours and no more frequently than twice during each calendar year.

     5.2  Preservation of Existence and Franchises.

          5.2.1  Neither Borrower nor Guarantors nor Lynton
Properties shall enter into any merger, reorganization or consolidation, or wind up, liquidate or dissolve, nor agree to do any of the foregoing.

          5.2.2 Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction in which it is required to be qualified by reason of the location of the properties owned or leased by it or the conduct of its business.

          5.2.3 Borrower will comply with all Laws relative to the conduct of its business or the location of the properties owned or leased by it, the non-compliance with which could have a material adverse effect on the business, operations, assets or financial or other condition of Borrower, as contemplated hereby, or the ability of Borrower to perform its obligations under this Agreement, the Note, or the other Loan Documents and will obtain or cause to be obtained as promptly as possible any permit, license, consent, privilege or approval of any governmental authority and make any filing or registration therewith which at the time shall be required with respect to the performance of its obligations under this Agreement, the Note or the other Loan Documents or for the operation of its business as presently conducted or as contemplated by it.

          5.2.4 Borrower shall not (a) convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, lease or otherwise dispose of all or any part of any legal or beneficial interest in any part or all of the Collateral or any interest therein, except as otherwise permitted herein; or (b) and Parent Guarantor shall not, directly or indirectly sell, assign, lease or otherwise dispose of or permit the sale, assignment or other disposition of any legal or beneficial interest in the stock or other ownership interest of any corporation or other entity which is Borrower or is a beneficial owner of the Collateral; or (c) convey, assign, transfer or otherwise dispose of a material portion of its assets (other than the Collateral, the prohibition on transfer of which is governed by subparagraph (a) above).

     5.3  Insurance.

     Borrower shall, at its own expense, maintain and deliver evidence to Lender of such insurance required by Lender, written by insurers and in amounts satisfactory to Lender.

     5.4  Maintenance of Properties.

     Borrower shall maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it, including the Collateral, and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times, all as in the reasonable judgment of Lender may be necessary so that Borrower's business as presently now carried on in connection therewith may continue to be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing maintenance of any of the Collateral if such discontinuance is commercially reasonable, does not in the aggregate materially adversely affect the business of Borrower or its ability to satisfy the Obligations and does not otherwise create or cause an Event of Default.

     5.5  Payment of Taxes and Other Potential Charges.

     Borrower shall pay or discharge

          5.5.1 all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties, including the Collateral, or income (including such as may arise under ERISA or any similar provision of law), on or prior to the date on which penalties attach thereto; and

          5.5.2 all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property, on or prior to the date when due;
provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, Borrower need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as (i) the validity thereof is contested in good faith and by appropriate proceedings diligently pursued, (ii) in Lender's sole judgment there is no reasonably foreseeable risk of forfeiture of the Collateral, and (iii) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor, and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations or financial condition of Borrower or on the Collateral.

     5.6  Financial Accounting Practices.

     Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its business, including all transactions and dispositions of its assets, all prepared in accordance with GAAP. Lender and/or its agents shall have the right to review the books and records of Borrower and to photocopy the same and to make excerpts therefrom; provided that, so long as there is no Event of Default, such visitations and examinations shall be upon prior notice to Borrower, during normal business hours and no more frequently than twice during each calendar year.

     5.7  Compliance with Laws.

     Borrower shall comply with all applicable Laws in all respects, provided, that Borrower shall not be deemed to be in violation of this Section 5.7 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would not materially affect the business or operations of Borrower or the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents or the Collateral.

     5.8  Material Obligations.

     Borrower shall pay and satisfy, when due, all material liabilities and obligations, including, without limitation, all obligations under all leases (real or personal property) to which it is a party.

     5.9  Maintenance of Collateral.

     Borrower will maintain and preserve the Collateral in good condition, repair and working order, promptly repairing, replacing or rebuilding any part of the Collateral which may be destroyed by any casualty, or become damaged, worn or dilapidated, all as in the reasonable judgment of Lender may be necessary so that Borrower's business as presently now carried on in connection therewith may continue to be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing maintenance of any of the Collateral if such discontinuance is commercially reasonable, does not in the aggregate materially adversely affect the business of Borrower or its ability to satisfy the Obligations and does not otherwise create or cause an Event of Default.

     5.10 Maintenance of Principal Place of Business.

     Borrower shall maintain and keep its principal place of business and chief executive office at the address set forth at the beginning of this Agreement, and at no other location without giving Lender at least thirty (30) days prior written notice of any move. Borrower shall maintain and keep its records at such address and at no other location without giving Lender at least thirty (30) days prior written notice of any move.

     5.11 Amendments to Documents.

     Borrower shall not amend, modify or alter any of its Constituent Documents in any manner which will materially adversely affect Borrower's ability to satisfy the Obligations or materially adversely affect the Collateral.

     5.12 Dividends, Distributions.

     Borrower shall not declare, make or pay any dividends, distributions or other payments of any kind to Parent Guarantor or any affiliates of Borrower, if there is a Default or there would be a Default after giving effect to any such proposed dividend, distribution or other payment.

     5.13 Indebtedness.

     Borrower shall not create, incur, permit to exist or have outstanding any indebtedness (including all indebtedness guaranteed by Borrower or otherwise with respect of which Borrower shall have liability), except (a) indebtedness of Borrower to Lender under this Agreement and the other Loan Documents, (b) indebtedness of Borrower for trade account payables incurred in the ordinary course of Borrower's business,
(c) indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section
5.5 hereof, (d) indebtedness in respect of judgments or awards in accordance with and not to exceed the amount permitted under the provisions of Section 7.1.16 hereof, (e) so long as no Event of Default shall exist or would exist after giving effect thereto, indebtedness for borrowed money, under capitalized lease obligations or for the acquisition of any real or personal property not to exceed $100,000 in the aggregate during any fiscal year, (f) so long as no Event of Default shall exist or would exist after giving effect thereto, indebtedness to any Affiliate Guarantor, Lynton Properties or the Parent Guarantor, and (g) indebtedness guaranteed by Borrower under that certain Guaranty Agreement dated June 22, 1994 in favor of Connecticut Mutual Life Insurance Company and its successors and assigns.

     5.14 Financial Covenants.

     Borrower shall have or maintain, on a stand-alone basis:

          (a) At all times, a Tangible Net Worth of not less than $2,000,000; and

          (b) an EBITDA Coverage Ratio as of the last day of each of its fiscal quarters of not less than 1.0 to 1.0. This covenant shall be tested quarterly and calculated on a rolling four (4) fiscal quarter basis.

     5.15 Further Assurances.

     Borrower shall cause to be done, executed, acknowledged and delivered all and every such further act, conveyance and assurance as Lender shall reasonably require for accomplishing the purposes of this Agreement, the Note and the other Loan Documents. Borrower will defend and protect its title with respect to the Collateral and will indemnify Lender with respect thereto. Any payment in respect of such indemnity shall be made directly to Lender on demand in immediately available funds. Forthwith after notice from Lender, Borrower shall promptly, without further consideration, execute, acknowledge and deliver such further instruments and documents and will take such other actions as Lender may deem reasonably necessary or advisable from time to time to ensure the enforceability or priority of the Liens granted hereby, or otherwise to confirm and carry out the intent and purpose of this Agreement. If at any time, any Licenses are required to be obtained by Borrower for Borrower to own and/or operate Borrower's business, Borrower shall forthwith obtain such Licenses, maintain the same in full force and effect, unless deemed reasonably unnecessary for Borrower to own and/or operate its business (provided that such failure does not otherwise create or cause an Event of Default), and execute and deliver to Lender, an assignment agreement in form and substance reasonably satisfactory to Lender, pursuant to which Borrower will assign to Lender and grant to Lender a first perfected Lien covering all such Licenses.

     5.16 Additional Provisions Regarding Leases.

     Borrower shall not amend, modify or alter any provision contained in the DM Lease or any other Lease which would materially adversely affect Borrower's ability to satisfy the Obligations as they become due. Borrower shall not accept any rent or additional rent payments under any of its Leases with its tenants, other than that which is due for the current or prior month(s), except in connection with the transactions contemplated by the Stage One Restructuring. Upon the occurrence and during the continuance of an Event of Default, upon the written request by Lender to Borrower, Borrower will deliver to all of its tenants written notifications directing them to make all payments under their respective Lease directly to Lender or as Lender shall otherwise direct.

     5.17 Investments and Loans. Except as otherwise permitted herein and loans to the Parent Guarantor, Affiliate Guarantors and Lynton Properties, Borrower will not make or have outstanding at any time any investments in or loans to any other Person (including any Subsidiary or affiliate), whether by way of advance, guaranty, extension of credit, capital contribution, purchase of stocks, notes, bonds or other securities or evidences of Indebtedness, or otherwise, other than: (i) in direct obligations of the United States of America; (ii) in time certificates of deposit issued by banks in the United States having capital, surplus and undivided profits in excess of $200,000,000; and (iii) in short term commercial paper carrying the highest rating by Moody's Investor Service, Inc. or Standard and Poors Corporation rating services and issued by corporations headquartered in the United States, in currency of the United States of America.


                  ARTICLE 6.   SECURITY INTEREST

             6.1    Security.

     As security for the full and timely payment and performance of all of the Obligations of Borrower to Lender, Borrower hereby assigns, pledges, transfers and sets over to Lender, and hereby agrees that Lender shall have, and hereby grants to and creates in favor of Lender, a first security interest under the UCC subject to no other Liens (other than Liens covering two vending machines), in and to the following, in each case whether now existing or hereafter arising, now owned or hereafter acquired, located at the Premises or used in connection with the operation of Borrower's business at the Premises ("Collateral"):

          6.1.1 All property (personal, real or otherwise) and fixtures of Borrower, of every kind and description, tangible or intangible, including, without limitation, all goods, equipment, furniture, machinery, inventory, accounts, chattel paper, tradenames, trademarks, patents, general intangibles, credits, claims, demands, contract rights, rights under agreements (written or oral), licenses, permits, waivers, exemptions, authorizations, consents, approvals, and other property, rights and interests of Borrower; and

          6.1.2  All accessions and additions thereto,
substitutions for, and all replacements of, any and all of the foregoing, and all proceeds of the foregoing, cash and non-cash, including insurance proceeds.

     6.2  Lender Has Rights and Remedies of a Secured Party.

     In addition to all rights and remedies given to Lender by this Agreement, Lender shall have all the rights and remedies of a secured party under the UCC.

     6.3  Additional Provisions Applicable to the Collateral.

     The parties agree that, at all times during the term of this Agreement, the following provisions shall be applicable to the
Collateral:

          6.3.1 Borrower covenants and agrees that it will keep accurate and complete books and records concerning the Collateral owned or acquired by it in accordance with GAAP.

          6.3.2 Lender shall have the right to review the books and records of Borrower pertaining to the Collateral and to copy the same and to make excerpts therefrom, all at such reasonable times upon reasonable notice and as often as Lender may reasonably request; provided that, so long as there is no Event of Default, such visitations and examinations shall be upon prior notice to Borrower, during normal business hours and no more frequently than twice during each calendar year.

          6.3.3 Borrower shall maintain and keep its principal place of business and its chief executive office at the address set forth at the beginning of this Agreement, and at no other location without giving Lender at least thirty (30) days prior written notice of any move. Borrower shall maintain and keep its records concerning the Collateral at such address and at no other location without giving Lender at least thirty (30) days prior written notice of any move. Borrower shall keep all Collateral only at the Premises. Borrower may not move the Collateral without the prior written consent of Lender.

          6.3.4 Except for Liens granted to Lender and as otherwise permitted herein, Borrower shall not sell, lease, transfer or otherwise dispose of or encumber any of the Collateral.

          6.3.5 Except as otherwise permitted herein, Borrower shall cause the Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to that end.

          6.3.6  Borrower shall not affix or permit the
Collateral to become affixed to real estate or to any other goods, and such Collateral shall remain personal property, whether or not so affixed.

     6.4  Certain Covenants.

     Borrower covenants and agrees with Lender for the benefit of Lender that:

          6.4.1 Borrower has and will have good and merchantable title to all of its assets, including the Collateral, in each case as from time to time owned or acquired by it, and shall keep the Collateral free and clear of all Liens, other than those granted to Lender, except as otherwise provided herein. Borrower will defend such title against the claims and demands of all Persons whomsoever.

          6.4.2 Borrower will faithfully preserve and protect Lender's Liens in the Collateral and will, at its own cost and expense, cause said Liens to be perfected and continued perfected, and for such purpose Borrower will from time to time at the request of Lender and at the expense of Borrower, make, execute, acknowledge and deliver, and file or record, or cause to be filed or recorded, in the proper filing places, all such instruments, documents and notices, including without limitation financing statements and continuation statements, as Lender may deem necessary or advisable from time to time in order to perfect and continue perfected said security interest. Borrower will do all such other acts and things and make, execute, acknowledge and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments and notices, as Lender may deem necessary or advisable from time to time in order to perfect and preserve the priority of said Liens as a first and only Lien on and security interest in the Collateral prior to the rights of all other Persons therein or thereto.

          6.4.3 Except as otherwise provided herein, Borrower will not, without the prior written consent of Lender, (i) borrow or permit any Person to borrow against the Collateral other than the Loan to Borrower from Lender pursuant to this Agreement;
(ii) create, incur, assume or suffer to exist any Lien with respect to any of the Collateral; (iii) permit any levy or attachment to be made against any of the Collateral except any levy or attachment relating to this Agreement; or (iv) permit any financing statement to be on file with respect to any of the Collateral, except financing statements in favor of Lender.

          6.4.4 Risk of loss of, damage to or destruction of the Collateral is and shall remain upon Borrower. Borrower will insure the Collateral as provided in Section 5.3 of this Agreement. If Borrower fails to effect and keep in full force and effect such insurance or fails to pay the premiums thereon when due, Lender may do so for the account of Borrower and add the cost thereof to the Obligations and the same shall be payable to Lender on demand. Borrower hereby assigns and sets over unto Lender for the benefit of Lender all moneys which may become payable on account of such insurance, including without limitation any return of unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay Lender any amount so due. Lender, its officers, employees and authorized agents and its successors and assigns, are hereby appointed attorneys-in-fact of Borrower, for the purpose of endorsing any draft or check which may be payable to Borrower in order to collect the proceeds of such insurance or any return of unearned premiums. Such appointment is irrevocable and coupled with an interest. The proceeds of insurance shall be applied to reduction of the Obligations in any order Lender may choose or, in Lender's sole discretion, to the repair or replacement of the Collateral, or any part thereof, in which case Lender may impose such conditions on the disbursement of the proceeds as Lender in its sole discretion deems appropriate.

          6.4.5 Upon the occurrence and during the continuation or existence of any Event of Default, Borrower shall promptly upon demand by Lender assemble the Collateral and make it available to Lender at the place or places to be designated by Lender. The right of Lender to have the Collateral assembled and made available to it is of the essence of this Agreement and Lender may, at its election, enforce such right in equity for specific performance.

          6.4.6 Lender shall have no duty as to the collection or protection of the Collateral or any part thereof or any income thereon, or as to the preservation of any rights pertaining thereto, beyond exercising reasonable care in the custody of any Collateral actually in the possession of Lender. Lender shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in its possession if it takes such action for that purpose as Borrower shall request in writing, provided that such requested action shall not, in the judgment of Lender, impair Lender's security interest in the Collateral or its rights in, or the value of, the Collateral, and provided further that such written request is received by Lender in sufficient time to permit it to take the requested action.


                       ARTICLE 7.   DEFAULTS

     7.1  Events of Default.

     The occurrence of one or more of the following described events is an Event of Default:

          7.1.1 Borrower fails to make any payment of principal of or interest on the Note, within ten (10) days after such payment is or shall become due; or

          7.1.2 Borrower fails to perform or observe any of its covenants or agreements contained herein or in any other Loan
Documents which cannot be cured; or

          7.1.3 Borrower fails to perform or observe any other covenant or agreement to be performed or observed by it hereunder or under the other Loan Documents and such failure continues unremedied for a period of twenty (20) days after such failure; or

          7.1.4 Borrower voluntarily creates, suffers to exist, incurs or assumes any Lien, security interest, charge or encumbrance on, or with respect to, any part of or all the Collateral, or the Liens held by Lender in and to the Collateral shall cease to be the first perfected Lien in and to the Collateral, except that the following Liens shall be permitted (the "Permitted Liens"): (a) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue, (b) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations, (c) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, (d) Liens, claims, encumbrances, restrictions and security interests reflected in the Title Insurance Commitment No. GLA150433N and the related Title Insurance Policy issued by First American Title Insurance Company, and (e) purchase money Liens and Liens to secure capitalized lease obligations securing indebtedness permitted under Section 5.13(e) provided that such Liens shall encumber only new property or assets so acquired and shall not exceed the fair market value thereof.

          7.1.5 Borrower sells, assigns, leases, or otherwise disposes of or relinquishes possession of, any Collateral, provided that Borrower may dispose of or relinquish possession of Collateral in the ordinary course of its business, provided that such Collateral is replaced with Collateral having a value of not less than the disposed Collateral and Lender is automatically granted a first perfected Lien covering such new Collateral; or

          7.1.6 any material representation or warranty made by Borrower or Guarantors or Lynton Properties herein or in any other Loan Document or in any document or certificate furnished by Borrower to Lender in connection herewith or therewith at any time proves to have been incorrect in any material respect when made; or

          7.1.7 this Agreement or any Loan Document at any time for any reason ceases to be in full force and effect or is declared by a court or governmental agency of competent jurisdiction to be null and void; or

          7.1.8 Borrower breaches or defaults (after giving effect to any applicable grace or cure periods) under the terms of any agreement, instrument or document with or for the benefit of Lender which is not a Loan Document or under any other loan, credit facility or other financial accommodation made by Lender to Borrower, including, without limitation, all promissory notes, guarantees, equipment leases, security agreements, mortgages and deeds of trust; or

          7.1.9 Borrower or the Parent Guarantor is convicted under any criminal statute or there is a judgment against Borrower or the Parent Guarantor in a civil proceeding, pursuant to which the penalties or judgment include forfeiture of any of the Collateral or a material portion of the assets of Borrower or the Parent Guarantor, and such action is not stayed on appeal; or

          7.1.10 Any Guarantor or Lynton Properties fails to perform or observe any of its covenants or agreements contained in its Guaranty, its Subordination Agreement or any other Loan Documents to which it is a party which cannot be cured; or

          7.1.11 Any Guarantor or Lynton Properties fails to perform or observe any other covenant or agreement to be performed or observed by it under the Loan Documents to which it is a party and such failure continues unremedied for a period of twenty (20) days after such failure; or

          7.1.12 Any Guarantor or Lynton Properties breaches or defaults (after giving effect to any applicable cure or grace periods) under the terms of any agreement, instrument or document with or for the benefit of Lender which is not a Loan Document or under any other loan, credit facility or other financial accommodation made by Lender to any Guarantor or Lynton Properties, including, without limitation, all promissory notes, guarantees, equipment leases, security agreements, mortgages and deeds of trust; or

          7.1.13 a proceeding is instituted seeking a decree or order for relief in respect of Borrower or any Guarantor or Lynton Properties in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or any Guarantor or Lynton Properties, or for any substantial part of its properties or for the dissolution, winding-up or liquidation of its affairs or any substantial part of any of its properties and such proceeding remains undismissed or unstayed for a period of sixty
(60) consecutive days or such court enters a decree or order granting the relief sought in such proceeding; provided that the terms of this provision shall apply to the Affiliate Guarantors and Lynton Properties only when they are indebted to Borrower or Borrower is indebted to any such Affiliate Guarantor or Lynton Properties; or

          7.1.14 Borrower or any Guarantor or Lynton Properties voluntarily suspends transaction of its business, commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consents to the entry of an order for relief in an involuntary case under any such law or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or any Guarantor or Lynton Properties for any substantial part of any of its properties, or makes a general assignment for the benefit of creditors, or takes any action in furtherance of any of the foregoing; provided that the terms of this provision shall apply to the Affiliate Guarantors and Lynton Properties only when they are indebted to Borrower or Borrower is indebted to any such Affiliate Guarantor or Lynton Properties; or

          7.1.15 there shall be a judgment or judgments against Borrower or any Guarantor or Lynton Properties for any amount in excess of $150,000 in the aggregate, which shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; provided that the terms of this provision shall apply to the Affiliate Guarantors and Lynton Properties only when they are indebted to Borrower or Borrower is indebted to any such Affiliate Guarantor or Lynton Properties; or

          7.1.16 Borrower shall have conveyed, sold, assigned, encumbered or otherwise transferred all or substantially all of its assets (or any interest therein); or

          7.1.17 Borrower fails to perform or observe any of its covenants or agreements contained in Section 5.3 hereof or in the letter regarding insurance requirements delivered by Borrower in connection herewith (the "Insurance Letter"), or any such insurance shall at any time cease to be in full force and effect; or

          7.1.18 Borrower shall have defaulted under or otherwise breached any of the terms of the Subordinated Debentures and/or the Subordinated Debenture Documents, which default or breach is not waived or cured as provided therein.

     7.2  Consequences of Event of Default.

          7.2.1 If an Event of Default occurs, Lender may, by notice to Borrower, declare the unpaid principal amount of the Note and interest accrued thereon and all other Obligations and liabilities of Borrower hereunder or under the Note or the Loan Documents to be immediately due and payable and the same shall thereupon become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

          7.2.2 In addition, if an Event of Default occurs, Lender shall have all rights and remedies granted herein and in the other Loan Documents and all rights or remedies available at law or equity, whether as a secured party or otherwise (including specifically those granted by the Uniform Commercial Code as in effect in the jurisdiction or jurisdictions where the Collateral is located) and, except as limited by Law, all remedies of Lender
(i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against Borrower or against all or any portion of the Collateral, at the sole discretion of Lender; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any rights or remedies shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (iv) are intended to be, and shall be, nonexclusive. To the fullest extent permitted by applicable Law, Lender may resort to the rights, remedies and recourses set forth herein and any other security therefor in such order and manner as Lender may elect.

          7.2.3 Without limiting any of the foregoing, Borrower agrees that (i) Lender may, with or without notice and without legal process, enter upon any property owned, leased or otherwise under the real or apparent control of Borrower or any agent thereof or any other location where the Collateral may be located and disassemble, disconnect, render unusable or repossess all or any item of the Collateral; (ii) written notice mailed to Borrower, as provided in this Agreement for the giving of notice, shall be reasonable if given ten (10) days prior to (a) any public sale or (b) the date after which a private sale may be made; (iii) a sale of the Collateral may be made as a unit or in parcels and for cash and upon terms; and (iv) Lender may buy the Collateral at any public sale and at any private sale as permitted by the UCC.

                    ARTICLE 8.   MISCELLANEOUS

     8.1  Further Assurances.

     Borrower shall at any time and from time to time upon the written request of Lender, execute and deliver such further agreements, instruments and documents and do such further acts and things as Lender may reasonably request in order to effect the purposes of this Agreement.

     8.2  Indemnity.

     Borrower shall indemnify, defend and hold harmless Lender from and against, and, upon demand, reimburse Lender for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Lender, on account of any act performed or omitted to be performed under this Agreement, the Note or the other Loan Documents or on account of any transaction arising out of or in any way connected with the Collateral or this Agreement, the Note or the other Loan Documents (including, without limitation, any litigation matter involving claims by third parties), except as a result of the willful misconduct or gross negligence of Lender.

     8.3  No Implied Waiver; Cumulative Remedies.

     No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Agreement, the Note or any of the other Loan Documents shall affect such right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Lender under this Agreement, the Note or the other Loan Documents are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

     8.4  Taxes.

     Borrower agrees to pay or reimburse Lender for any and all stamp, document, transfer, recording or filing taxes or fees and all similar impositions payable or hereafter determined by Lender to be payable in connection with this Agreement, the Note or the other Loan Documents (including but not limited to those necessary or advisable to record or to ensure the enforceability or priority of this Agreement, the Note or the other Loan Documents), as determined by Lender in its sole discretion from time to time, and any other documents, instruments or transactions pursuant to or in connection herewith, and Borrower agrees to save Lender harmless from and against any and all present or future claims or liabilities with respect to or resulting from any delay in paying or omission to pay any such taxes, fees or similar impositions.

     8.5  Modifications, Amendments or Waivers.

     Lender and Borrower may from time to time enter into written agreements amending, modifying or supplementing this Agreement, the Note or the other Loan Documents or changing the rights of Lender or Borrower hereunder or thereunder, and Lender may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent set forth in such writing. In the case of any such waiver or consent, any Event of Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     8.6  Holidays.

     Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or the Note or any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (and such day shall be included in the calculation of interest due).

     8.7  Notices.

          8.7.1 Except as otherwise provided herein, all notices and other communications required under the terms and provisions of this Agreement, the Note or the other Loan Documents shall be in writing and shall become effective when delivered by hand or received by overnight courier, telex, facsimile, telegram or registered first class mail, postage prepaid, addressed as follows:
               If to Lender, at:
                    FINOVA Capital Corporation
                    95 North Route 17 South
                    Paramus, New Jersey  07652
                    Facsimile No. 201-712-3712
                    Attention:  Pamela Marchant
                                Vice President

with a copy to:     Winick & Rich, P.C.
                    919 Third Avenue
                    New York, New York  10022
                    Facsimile No. 212-308-5945
                    Attention:  Michael A. Karpen, Esq.

                    If to Borrower, at:
                    Lynton Jet Centre, Inc.
                    9 Airport Road
                    Morristown Municipal Airport
                    Morristown, New Jersey 07960
                    Facsimile No. 201-292-1529
                    Attention:  Manus O'Donnell

with a copy to:     Danzig, Garubo & Kaye
                    75 Livingston Avenue
                    Roseland, New Jersey  07068
                    Facsimile No. 201-535-6293
                    Attention:  David Kaye, Esq.

or at such other address as either party may, from time to time, designate in writing to the other party hereto.

          8.7.2 If any notice is given by telex, facsimile transmission, or telegram, the party giving such notice shall confirm such notice by a writing delivered by hand or overnight courier; provided, however, that for all purposes hereunder, notice shall be deemed effective at the time given by telex, telecopier or telegram.

     8.8  Reimbursement for Certain Expenses.

     Borrower agrees to pay or cause to be paid and to save Lender harmless against liability for the payment of all reasonable out-of-pocket costs and expenses, including, without limitation, all counsel fees and costs, incurred by Lender from time to time (i) arising in connection with the negotiation, execution, delivery, and recordation of this Agreement, the Note and the other Loan Documents, and the transactions contemplated hereby and thereby and all recording or filing fees, title insurance, expenses, costs of appraisals and costs of environmental due diligence, (ii) relating to any requested amendments, waivers or consents to or in connection with this Agreement, the Note or any other Loan Document, (iii) arising in connection with Lender's enforcement or preservation of rights under this Agreement, the Note or any other Loan Document, including but not limited to such expenses as may be incurred by Lender in the collection of the Note, and (iv) any other matters relating to the Loan, Loan Documents, the Collateral or Borrower.

     8.9  Governing Law.

     THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS AND THE
RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE
GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW JERSEY.

     8.10 Personal Jurisdiction and Service of Process.

     BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER UNDER, ARISING OUT OF, OR IN ANY MANNER RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE COURT OF THE STATE OF NEW JERSEY LOCATED IN BERGEN COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY. BORROWER, BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. BORROWER FURTHER AGREES THAT ANY LEGAL ACTION OR PROCEEDING BORROWER MAY BRING, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, SHALL ONLY BE BROUGHT IN ANY COURT OF THE STATE OF NEW JERSEY LOCATED IN BERGEN COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY. BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO BORROWER IN THE MANNER PROVIDED FOR NOTICES IN THIS AGREEMENT. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW JERSEY, UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW JERSEY. NOTHING HEREIN SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

     8.11 Waiver of Jury Trial.

     BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH, INCLUDING THE LOAN DOCUMENTS.

     8.12 Severability.

     The provisions of this Agreement, the Note and any other Loan Document are intended to be severable. If any such provision is held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     8.13 Prior Understandings.

     This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein or therein.

     8.14 Survival.

     All representations and warranties of Borrower contained in this Agreement or any other Loan Document or made in writing in connection herewith or therewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents, any investigation or inspection by Lender, the making of the Loan hereunder, the payment of the Note or the expiration of this Agreement. All covenants and agreements of Borrower contained herein shall continue in full force until payment in full of the Obligations. Borrower's obligation to pay the principal of and interest on the Note and all such other amounts shall be absolute and unconditional under any and all circumstances.

     8.15 Successors and Assigns.

     This Agreement shall be binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder or any interest herein without the written consent of Lender which Lender may withhold in its absolute discretion. Any actual or attempted assignment by Borrower without Lender's consent shall be null, void and of no effect whatsoever. Lender may assign its rights and obligations hereunder and under the Note and the other Loan Documents in whole or in part. If Lender makes such an assignment, the assignee shall have all of the rights of the Lender and Borrower shall not assert against the assignee any defense, counterclaims or setoff which Borrower may have against Lender. Except to the extent otherwise required by its context, the word "Lender" where used in this Agreement shall mean and include the holder of the Note originally issued to Lender, and the holder of such Note shall be bound by and have the benefits of this Agreement to the same extent as if such holder had been a signatory hereto.

     8.16 Counterparts.

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered by the parties, constituting an original but all such counterparts together constituting but one and the same instrument.

     8.17 Publicity.

     Lender and Borrower are hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of the transactions contemplated in this Agreement, including the aggregate amount of the Loan.


     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement effective as of the day and year first above written.


                    LYNTON JET CENTRE, INC.,
                       a New Jersey corporation


                    By: /s/Manus O'Donnell
                    Name:  Manus O'Donnell
                    Title: Vice President

                    Federal Tax Identification No. 22-3037551


                    FINOVA CAPITAL CORPORATION


                    By: /s/Pamela Marchant
                    Name:  Pamela Marchant
                    Title: Vice President









                             EXHIBIT A




                     SECURED PROMISSORY NOTE




$4,000,000                                     November 13, 1996
                                             Paramus, New Jersey


     FOR VALUE RECEIVED, the undersigned, LYNTON JET CENTRE, INC., a New Jersey corporation ("Borrower"), hereby promises to pay to the order of FINOVA CAPITAL CORPORATION ("Lender"), the principal sum of Four Million Dollars ($4,000,000), together with interest on the unpaid principal balance hereof from time to time outstanding at the rate per annum, and all on the dates and as otherwise provided in that certain Loan and Security Agreement of even date herewith (the "Loan Agreement") by and between Lender and Borrower.

     This Note is the Note referred to in the Loan Agreement, is secured as set forth in the Loan Agreement, may be prepaid only as provided in the Loan Agreement and is entitled to the benefits of the Loan Agreement. All capitalized terms used in this Note which are not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

     All payments of principal and interest on this Note are to be made in lawful money of the United States of America in immediately available funds, without setoff, counterclaim or deduction of any nature, at the office of Lender at 95 North Route 17 South, Paramus, New Jersey 07652 (or such other place as the holder hereof shall designate to the Borrower in writing), prior to 3:00 p.m., local time, on the day when due.

     If any payment of principal or interest becomes due on a day which is not a Business Day, that payment shall be made on the next Business Day.

     Lender and Borrower intend this Note to comply in all respects with all provisions of law and not to violate, in any way, any legal limitations on interest charges. Accordingly, if, for any reason, Borrower is required to pay, or has paid, interest at a rate in excess of the highest rate of interest which may be charged by Lender or which Borrower may legally contract to pay under applicable law (the "Maximum Rate"), then the interest rate shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, and interest payable hereunder shall be computed and paid at the Maximum Rate and the portion of all prior payments of interest in excess of the Maximum Rate shall be deemed to have been prepayments of the outstanding principal of this Note and applied to the installments in the inverse order of their maturities.

     If Borrower fails to make any payment of principal or interest within ten (10) days after the payment is due, Borrower shall pay a late charge of five percent (5%) of the unpaid amount, but in no event more than the maximum amount permitted by applicable law, and such amount shall be payable upon demand. Such payment is not interest for the use of money, but is intended to cover Lender's administrative costs occasioned by such delay.

     Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies contained in the Loan Agreement, including, without limitation, the right, at its option, to declare all indebtedness under this Note to be immediately due and payable.

      Borrower hereby expressly waives presentment for payment, demand for payment, notice of dishonor, protest, notice of protest, notice of non-payment, and all lack of diligence or delays in collection or enforcement of this Note or the Loan Agreement.

      Lender may extend the time of payment of this Note, postpone the enforcement hereof, release any Collateral, or grant any other indulgences whatsoever, without affecting or diminishing Lender's right of recourse against Borrower, as provided herein and in the Loan Agreement and in the other Loan Documents, which right is hereby expressly reserved. The failure to assert any right by Lender shall not be deemed a waiver thereof.

      Borrower agrees to pay all costs, fees and expenses of collection, including, without limitation, Lender's reasonable attorneys' fees and disbursements, in the event that any action, suit or proceeding is brought by the holder hereof to collect this Note or if an Event of Default occurs.

     THIS NOTE IS DEEMED TO HAVE BEEN MADE IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW JERSEY. BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER UNDER, ARISING OUT OF, OR IN ANY MANNER RELATING TO THIS NOTE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE COURT OF THE STATE OF NEW JERSEY LOCATED IN BERGEN COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY. BORROWER, BY ITS EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. BORROWER FURTHER AGREES THAT ANY LEGAL ACTION OR PROCEEDING BORROWER MAY BRING, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS, SHALL ONLY BE BROUGHT IN ANY COURT OF THE STATE OF NEW JERSEY LOCATED IN BERGEN COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY. BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO BORROWER IN THE MANNER PROVIDED FOR NOTICES IN THE LOAN AGREEMENT. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW JERSEY, UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW JERSEY. NOTHING HEREIN SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

     IN WITNESS WHEREOF, Borrower has duly executed this Note on the date first above written.


                    LYNTON JET CENTRE, INC.
                       a New Jersey corporation


                    By:________________________________
                    Name:______________________________
                    Title:_____________________________

                    Federal Tax Identification No. 22-3037551